Exhibit 99.2

MedEquities Realty Trust, Inc.
Table of Contents

Introduction
Management, Board of Directors & Investor Contacts	2
Executive Summary	3
Capitalization Analysis & Research Coverage	4
2017 Guidance	5
Financial Information
Consolidated Balance Sheets	6
Consolidated Statements of Operations - GAAP	7
Funds From Operations (FFO) & Adjusted Funds From Operations (AFFO)	8
Consolidated EBITDA & Consolidated Adjusted EBITDA	9
Debt Overview	10
Operational & Portfolio Information
Operator Overview & Lease Coverage	11
Market Summary	12
Annualized Rental Income Expiration Schedule	13
Payor Mix & Facility-Level Occupancy	14
Transaction Activity	15
Additional Information
Glossary	16

Forward looking statements:  This supplemental package contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about our 2017 guidance and related assumptions, the strategic plans and objectives, potential property acquisitions and investments, anticipated capital expenditures (and access to capital), amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "will" and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2017, and other documents filed by the Company with the SEC. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

Information regarding our operators, tenants and guarantors: This supplemental package includes information regarding certain of our tenants and guarantors, which are not subject to SEC reporting requirements. The information related to our tenants and guarantors contained in this report was provided to us by such tenants or guarantors, as applicable, or was derived from publicly available information. We have not independently investigated or verified this information. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance of its accuracy. We are providing this data for informational purposes only.

Definitions and reconciliations: For definitions of certain terms used throughout this supplemental, including certain non-GAAP financial measures, see the Glossary on pages 16-17. For reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures, see pages 8-9.

On the cover: TOP - Vibra Rehabilitation Hospital of Amarillo, Amarillo, TX; Mountain's Edge Hospital, Las Vegas, NV; Castle Manor Nursing and Rehabilitation Center, National City, CA; MIDDLE - The Rio at Mission Trails, San Antonio, TX; Baylor Scott & White Medical Center - Lakeway, Lakeway, TX; Physical Rehabilitation and Wellness Center of Spartanburg, Spartanburg, SC; Horizon Specialty Hospital of Henderson, Las Vegas, NV; BOTTOM - Kemp Care Center, Kemp, TX; Heritage Park Nursing Center, Upland, CA; Mira Vista Court, Fort Worth, TX.

Supplemental Information - Q4 2016	1

MedEquities Realty Trust, Inc.
Management, Board of Directors & Investor Contacts

Corporate

3100 West End Avenue, Suite 1000
Nashville, Tennessee 37203
615.627.4710
www.medequities.com

Executive and Senior Management

John McRoberts	Bill Harlan	Jeff Walraven
Chairman and Chief	President, Chief Operating	Executive Vice President
Executive Officer	Officer and Director	and Chief Financial Officer

Forrest Gardner	Steve Graham	Michael Hammill	David Travis
SVP of Asset &	SVP, Director of Post Acute	SVP of Finance & Capital	SVP & Chief Accounting Officer
Investment Management	Acquisition & Development	Markets

Board of Directors

Randall Churchey	John Foy	Steven Geringer	Stephen Guillard	Bill Harlan
Lead Independent Director	Independent Director	Independent Director	Independent Director	President & Chief Operating Officer

Elliott Mandelbaum	John McRoberts	Stuart McWhorter	James Pieri
Independent Director	Chairman & Chief Executive Officer	Independent Director	Independent Director

Transfer Agent

American Stock Transfer & Trust Co.
59 Maiden Lane
New York, New York 10038
800.937.5449

Investor Relations

Jeff Walraven		Tripp Sullivan
Executive Vice President & Chief Financial Officer		SCR Partners
615.627.4710		615.760.1104
jwalraven@medequities.com		IR@medequities.com

Supplemental Information - Q4 2016	2

MedEquities Realty Trust, Inc.
Executive Summary

Company overview: MedEquities Realty Trust (NYSE: MRT) is a self-managed and self-administered real estate investment trust that invests in a diversified mix of healthcare properties and healthcare-related real estate debt investments. The Company’s management team has extensive industry experience in acquiring, owning, developing, financing, operating, leasing and monetizing many types of healthcare properties and portfolios. MedEquities’ strategy is to become an integral capital partner with high-quality and growth-oriented facility-based providers of healthcare services on a nationwide basis, primarily through net-leased real estate investment. For more information, please visit www.medequities.com.

Unaudited

As of 12/31/16
Select Portfolio Statistics

Number of Properties	24
Licensed Beds	2,345
Facility-Level Occupancy (1)	85%
Markets / States	9/4
Weighted Average Lease Term Remaining (2)	13.7 years
TTM Portfolio EBITDARM/Rent Coverage (3)	2.2x

Balance Sheet ($ in thousands)

Cash	$9,509
Gross Assets (4)	$545,805
Total Debt	$144,000
Net Debt (Total Debt less Cash)	$134,491
Net Debt / Gross Assets	24.6%
Net Debt to Consolidated Adjusted EBITDA, annualized	2.9x

(1) Reflects the facility-level occupancy of our total stabilized, single-tenanted portfolio. See Glossary for definition of our stabilized portfolio.

(2) Excludes the medical office building in Brownsville, TX.

(3) Includes guarantor-level coverage for our stabilized, single-tenanted buildings for the trailing 12 months as of September 30, 2016.

(4) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.

Supplemental Information - Q4 2016	3

MedEquities Realty Trust, Inc.
Capitalization Analysis & Research Coverage

Unaudited (in thousands except for per-share data and percentages)

Three Months Ended
12/31/16

Common Stock Data

Weighted-Average Shares Outstanding – Basic	30,363
Weighted-Average Shares Outstanding – Diluted	30,447
High Closing Price	$12.00
Low Closing Price	$10.48
Average Closing Price	$11.18
Closing Price (as of period end)	$11.10
Dividends / Share (annualized) (1)	$0.84
Dividend Yield (annualized) (2)	7.6%
Common Shares Outstanding (2)	31,757
Market Value of Common Shares (2)	$352,503
Total Market Capitalization (2) (3)	$496,503

Equity Research Coverage (4)

Citigroup	FBR & Co.	JMP Securities	J.P. Morgan Securities
Smedes Rose	Bryan Maher	Peter Martin	Michael Mueller
212.816.6243	646.885.5423	415.835.8904	212.622.6689

KeyBanc Capital Markets	Raymond James & Associates	RBC Capital Markets
Jordan Sadler	Jonathan Hughes	Michael Carroll
917.368.2280	727.567.1000	440.715.2649

Investor Conference Call and Webcast:

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Tuesday, February 28, 2017, at 10:00 a.m. CT to discuss financial results, business highlights and 2017 guidance.  The number to call for this interactive teleconference is (412) 542-4116. A replay of the conference call will be available through March 7, 2017, by dialing (877) 344-7529 and entering the confirmation number, 10100640.

(1) Based on fourth quarter 2016 dividend of $0.21 declared on January 3, 2017.

(2) Based on closing price and ending shares for the last trading day of quarter.

(3) Market value of shares plus debt as of quarter end.

(4) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by us or our management. We do not by reference above imply our endorsement of or concurrence with such information, conclusions or recommendations.

Supplemental Information - Q4 2016	4

MedEquities Realty Trust, Inc.
2017 Guidance

Unaudited

	Full Year 2017 Range
Per share	Low	High

Net income attributable to common stockholders	$0.60	$0.64
Real estate depreciation & amortization, net of noncontrolling interest (1)	0.47	0.49

FFO attributable to common stockholders	$1.07	$1.13
Stock-based compensation expense	0.11	0.11
Deferred financing costs amortization	0.03	0.03
Straight-line rental income, net of noncontrolling interest (2)	(0.14)	(0.14)
Other adjustments (3)	0.02	0.02
AFFO attributable to common stockholders	$1.09	$1.15

Assumptions
• Cash general and administrative expenses of $8.7 million to $9.0 million
• Acquisitions of $150 million with initial cash yields of 8.50% to 9.00%, all funded under the existing revolving credit facility

•  Approximate per share impact of the $150 million of acquisitions to net income, FFO and AFFO of $0.05 to $0.08, $0.09 to $0.14 and $0.07 to $0.12, respectively, which depends on the timing of acquisitions

• Interest expense of approximately $8.6 million to $9.1 million, including approximately $1.0 million in amortization of deferred financing costs
• Weighted average diluted share count of 31.76 million

(1) Includes $0.04 to $0.06 of real estate depreciation related to $150 million of assumed acquisitions.

(2) Includes $(0.02) of straight-line rental income related to $150 million of assumed acquisitions.

(3) Includes adjustments for non-real estate depreciation, straight line rent expense and estimated expenditures at the Company's medical office building.

Supplemental Information - Q4 2016	5

MedEquities Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands)

	12/31/16	9/30/16
Assets:		(unaudited)
Real estate properties:
Land	$39,584	$39,584
Building and improvements	440,927	440,927
Intangible lease assets	11,387	11,387
Furniture, fixtures and equipment	2,976	2,976
Less accumulated depreciation and amortization	(26,052)	(22,327)

Total real estate properties, net	$468,822	$472,547

Mortgage notes receivable, net	9,915	9,914
Cash and cash equivalents	9,509	12,211
Other assets, net	31,507	35,330

Total assets	$519,753	$530,002

Liabilities:
Debt	$144,000	$244,000
Accounts payable and accrued liabilities	15,244	21,606
Deferred revenue	2,251	1,566

Total liabilities	$161,495	$267,172

Equity:
Preferred stock	$-	$1
Common stock	314	109
Additional paid in capital	372,615	275,667
Dividends declared	(40,951)	(34,585)
Retained earnings	23,774	19,329
Total MedEquities Realty Trust, Inc. stockholders' equity	355,752	260,521
Noncontrolling interest	2,506	2,309

Total equity	$358,258	$262,830

Total liabilities and equity	$519,753	$530,002

Supplemental Information - Q4 2016	6

MedEquities Realty Trust, Inc.
Consolidated Statements of Operations - GAAP

(in thousands, except per-share amounts)

		Three Months Ended
	Twelve Months Ended	(Unaudited)
	12/31/16	12/31/16	9/30/16
Revenues:
Rental income	$48,330	$13,769	$13,603
Interest on mortgage notes receivable	921	232	231
Interest on notes receivable	45	9	11

Total revenues	$49,296	$14,010	$13,845

Operating expenses:
Depreciation and amortization	14,323	3,618	3,617
Property related	1,303	297	341
Acquisition costs	488	-	29
Franchise, excise and other taxes	366	144	87
Bad debt expense	216	-	-
General and administrative	10,596	2,836	2,436

Total operating expenses	$27,292	$6,895	$6,510

Operating income	$22,004	$7,115	$7,335

Other income (expense):
Interest and other income	195	1	191
Interest expense	(10,883)	(1,740)	(2,792)

Total other income (expense)	$(10,688)	$(1,739)	$(2,601)

Net income	$11,316	$5,376	$4,734

Less: Preferred stock dividends	(13,760)	(6,366)	(2,464)
Less: Net income attributable to noncontrolling interest	(266)	(931)	(821)

Net income (loss) attributable to common stockholders	$(2,710)	$(1,921)	$1,449

Net income (loss) attributable to common stockers per share - basic and diluted	$(0.18)	$(0.06)	$0.12

Weighted-average shares outstanding - basic and diluted	15,838	30,363	10,964

Dividends declared per common share (1)	$0.63	$-	$0.42

(1) Dividend for the fourth quarter of 2016 of $0.21 per share was declared and paid in January 2017.

Supplemental Information - Q4 2016	7

MedEquities Realty Trust, Inc.
Funds From Operations (FFO) & Adjusted Funds From Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended
	12/31/16	9/30/16

Net income (loss) attributable to common stockholders	$(1,921)	$1,449

Real estate depreciation and amortization, net of noncontrolling interest	3,536	3,535

FFO attributable to common stockholders	$1,615	$4,984

Stock based compensation expense	628	633
Deferred financing costs amortization	428	425
Non-real estate depreciation and amortization	151	138
Preferred stock redemption premium paid upon completion of the IPO	6,256	-
Surety bond fee	-	(188)
Straight-line rent expense	41	41
Straight-line rent revenue, net of noncontrolling expense	(982)	(851)

AFFO attributable to common stockholders	$8,137	$5,182

Weighted-average shares outstanding - earnings per share
Basic	30,363	10,964
Diluted	30,363	10,964

Net income (loss) attributable to common stockholders per share	$(0.06)	$0.12

Weighted-average shares outstanding - FFO and AFFO
Basic	30,363	10,964
Diluted	30,447	11,108

FFO per common share

Basic	$0.05	$0.45
Diluted	$0.05	$0.45

AFFO per common share

Basic	$0.27	$0.47
Diluted	$0.27	$0.47

Supplemental Information - Q4 2016	8

MedEquities Realty Trust, Inc.
Consolidated EBITDA & Consolidated Adjusted EBITDA

Unaudited (in thousands, except per-share amounts)

	Three Months Ended
	12/31/16	9/30/16

Net income	$5,376	$4,734

Interest expense	1,740	2,792
Franchise, excise, and other tax expense	144	87
Depreciation and amortization	3,894	3,868

Consolidated EBITDA	$11,154	$11,481

Stock-based compensation expense	628	633

Consolidated Adjusted EBITDA	$11,782	$12,114

Supplemental Information - Q4 2016	9

MedEquities Realty Trust, Inc.
Debt Overview

Unaudited ($ in thousands) at 12/31/2016

Debt Instrument – Secured Bank Facility	Maturity	Rate	Rate Type	Balance	% of Total Debt
$300 Million Revolving Credit Facility (1)	November-17	3.03% (2)	Floating	$144,000	100.0%

($ in thousands) as of February 27, 2017 (1)

Debt Instrument – Secured Bank Facility	Maturity	Rate	Rate Type	Balance	% of Total Debt
$300 Million Revolving Credit Facility (1)	February-21	2.52% (3)	Floating	$31,500	20.1%
$125 Million Term Loan (1)	February-22	3.59% (4)	Fixed	125,000	79.9%
				$156,500	100.0%

Balance Sheet ($ in thousands) at 12/31/2016
Cash	$9,509
Gross Assets (5)	$545,805
Total Debt	$144,000
Net Debt	$134,491

Debt Ratios at 12/31/2016
Net Debt to Gross Assets Ratio	24.6%
Net Debt to Total Market Capitalization	27.1%
Net Debt to Consolidated Adjusted EBITDA, annualized	2.9x

(1) On February 10, 2017, Company entered into an amended and restated credit agreement that provides for a $300 million credit facility and a $125 million term loan. The Company borrowed $31.5 million under the secured revolving credit facility and $125 million under the secured term loan to repay, in full, all outstanding amounts due under the prior facility.  Pro forma calculations reflect borrowings as of February 27, 2017.

(2) Based on weighted-average LIBOR for the quarter ended 12/31/2016 and the applicable credit spread over LIBOR. Effective November 1, 2016, the spread was 200 basis points over LIBOR. Prior to that date, the spread was 325 basis points over LIBOR.

(3) Based on LIBOR at the time of the facility closing and pricing of 175 basis points over LIBOR. The facility pricing grid ranges from 175-300 basis points over LIBOR depending upon leverage.

(4) The Company entered into interest rate swap arrangements, effective April 10, 2017, on the full $125 million term loan. The Company's forecasted all-in interest rate under the term loan is composed of a fixed swap LIBOR rate of 1.84% plus the applicable margin under the credit facility, which was 1.75% at February 27, 2017.

(5) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.

Supplemental Information - Q4 2016	10

MedEquities Realty Trust, Inc.
Operator Overview & Lease Coverage

Unaudited ($ in thousands) at 12/31/16

			Gross		Number of
Operator	States	Property Type	Investment	GLA/Square Feet	Licensed Beds
OnPointe	TX	SNF	$145,142	339,733	1,145
Life Generations	CA	SNF/ALF	$96,697	181,149	559
Fundamental Healthcare	NV, SC, TX	ACH/LTACH/SNF	$85,422	211,280	431
Vibra Healthcare	CA, TX	LTACH/IRF	$77,429	77,925	104
Baylor Scott & White Health	TX	ACH	$75,056	270,512	106
Multi-tenanted	TX	MOB	$15,128	67,682	-
Total - All Properties			$494,874	1,148,281	2,345

Stabilized Facility & Guarantor Lease Coverage

Unaudited TTM rent coverage as of September 30, 2016

Twelve Months Ended September 30, 2016
	Facility			Guarantor
Rent Coverage	SNF/ALF	LTACH/IRF	TOTAL	SNF/ALF	LTACH/IRF	TOTAL
EBITDARM	1.65x	1.59x	1.63x	2.36x	1.82x	2.22x
EBITDAR	1.44x	1.37x	1.42x	2.04x	1.70x	1.95x

Supplemental Information - Q4 2016	11

MedEquities Realty Trust, Inc.
Market Summary

Unaudited ($ in thousands) (at 12/31/2016) (1)

PROPERTY TYPE
Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	11	1	-	1	1	14	58.3%
California	6	-	1	-	-	7	29.2%
Nevada	-	1	1	-	-	2	8.3%
South Carolina	1	-	-	-	-	1	4.2%
Total	18	2	2	1	1	24	100.0%
% OF TOTAL PROPERTIES	75%	8%	8%	4%	4%

DISTRIBUTION OF BEDS
Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	1,287	106	-	44	-	1,437	61.3%
California	559	-	60	-	-	619	26.4%
Nevada	-	130	39	-	-	169	7.2%
South Carolina	120	-	-	-	-	120	5.1%
Total	1,966	236	99	44	-	2,345	100.0%
% OF TOTAL BEDS	84%	10%	4%	2%	0%

GROSS INVESTMENT
Geography	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
Texas	$161,142	$75,056	$-	$19,399	$15,128	$270,725	54.7%
California	96,697	-	58,030	-	-	154,727	31.3%
Nevada	-	29,412	20,010	-	-	49,422	10.0%
South Carolina	20,000	-	-	-	-	20,000	4.0%
Total	$277,839	$104,468	$78,040	$19,399	$15,128	$494,874	100.0%
% OF TOTAL GROSS INVESTMENT	56%	21%	16%	4%	3%

RENTAL INCOME (Twelve months ended December 31, 2016)
Operator	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
OnPointe	$14,211	$-	$-	$-	$-	$14,211	29.4%
Life Generations	8,618	-	-	-	-	8,618	17.8%
Fundamental Healthcare	3,520	2,970	1,722	-	-	8,212	17.0%
Vibra Healthcare	-	-	5,231	1,468	-	6,699	13.9%
Baylor Scott & White Health (2)	-	8,328	-	-	-	8,328	17.2%
Medical office building	-	-	-	-	2,262	2,262	4.7%
Total	$26,349	$11,298	$6,953	$1,468	$2,262	$48,330	100.0%
% OF RENTAL INCOME	55%	23%	14%	3%	5%

BASE RENT (Twelve months ended December 31, 2016)
Operator	SNF/ALF	ACH	LTACH	IRF	MOB	Total	% of Total
OnPointe	$12,428	$-	$-	$-	$-	$12,428	24.1%
Life Generations	8,312	-	-	-	-	8,312	16.1%
Fundamental Healthcare	3,262	3,095	1,710	-	-	8,067	15.6%
Vibra Healthcare	-	-	5,189	1,710	-	6,899	13.4%
Baylor Scott & White Health (2)	-	14,438	-	-	-	14,438	28.0%
Medical office building	-	-	-	-	1,440	1,440	2.8%
Total	$24,002	$17,533	$6,899	$1,710	$1,440	$51,584	100.0%
% OF BASE RENT	47%	34%	13%	3%	3%

(1) Excludes any income from notes and mortgage notes receivable.

(2) Includes the prior Lakeway Operator.

(3) Base rent represents the contractual rent due under the facility lease agreements that is included in rental income and excludes items such as operating expense reimbursements, straight-line rent revenues, amortization of above-market leases and lease incentives, and any late fees.

Supplemental Information - Q4 2016	12

MedEquities Realty Trust, Inc.
Annualized Rental Income Expiration Schedule

Unaudited ($ in thousands) (at 12/31/2016)

Year	Number of Beds	Expiring Annualized Rental Income (ARI) (1)(2)	% of ARI Expiring
2017-2025	-	$-	0.0%
2026	120	1,956	3.7%
2027	142	1,565	3.0%
2028	-	-	0.0%
2029	39	1,722	3.2%
2030	1,878	27,333	51.6%
2031	166	20,418	38.5%
Total	2,345	$52,994	100.0%

(1) Excludes the medical office building in Texas.

(2) Annualized rent income is defined as total rent, including straight-line rent and amortization of lease incentives, as of December 31, 2016, multiplied by twelve.

Supplemental Information - Q4 2016	13

MedEquities Realty Trust, Inc.
Payor Mix & Facility-Level Occupancy

Unaudited

	Twelve Months Ended September 30, 2016
	Stabilized, Single-Tenanted Portfolio					SNF Portfolio (1)
Operator	Medicare	Medicaid	Commercial	Other	Facility-Level Occupancy	Medicare	Medicaid	Commercial	Other	Q-Mix	Facility-Level Occupancy
Life Generations	36%	29%	24%	11%	93.6%	36%	29%	24%	11%	70.8%	93.6%
OnPointe	35%	49%	6%	10%	82.2%	35%	49%	6%	10%	51.2%	82.2%
Fundamental	37%	16%	44%	3%	89.3%	31%	36%	27%	7%	64.5%	91.9%
Vibra	44%	1%	52%	4%	66.3%	-	-	-	-	-	-
Total Portfolio	38%	27%	27%	8%	85.1%	35%	40%	15%	10%	60.2%	86.3%

	Stabilized, Single-Tenanted Portfolio					SNF Portfolio (1)
Twelve Months Ended	Medicare	Medicaid	Commercial	Other	Facility-Level Occupancy	Medicare	Medicaid	Commercial	Other	Q-Mix	Facility-Level Occupancy
September 30, 2016	38%	27%	27%	8%	85.1%	35%	40%	15%	10%	60.2%	86.3%
June 30, 2016	38%	27%	26%	8%	85.4%	35%	40%	14%	11%	60.2%	86.5%
March 31, 2016	39%	27%	25%	9%	85.4%	35%	40%	12%	12%	59.8%	86.5%
December 31, 2015	40%	26%	24%	10%	85.0%	34%	41%	10%	14%	58.9%	85.9%

(1) Includes one assisted living facility (ALF) connected to a skilled nursing facility (SNF).

Supplemental Information - Q4 2016	14

MedEquities Realty Trust, Inc.
Transaction Activity

Unaudited ($ in thousands) (at 12/31/2016)

Acquisitions
Acquisition Date	# of Properties	Operator	Property Type	Initial Cash Yield (1)	Purchase Price (2)	Beds	Location
10/2/2015	1	OnPointe	SNF	8.50%	$11,600	120	Graham, TX
10/1/2015	1	Vibra Healthcare	IRF	8.75%	19,400	44	Amarillo, TX
10/1/2015	1	Life Generations	SNF	8.75%	15,000	98	San Diego, CA
7/30/2015	9	OnPointe	SNF	8.50%	133,400	1,025	TX
3/31/2015	1	Fundamental Healthcare	ACH	8.75%	35,400	130	Las Vegas, NV
3/31/2015	5	Life Generations	SNF/ALF	8.75%	80,000	461	CA
2/20/2015	1	Fundamental Healthcare	SNF	8.75%	16,000	142	Ft. Worth, TX
2/3/2015	1	Baylor Scott & White Health (3)	ACH	12.65%	75,000	106	Austin, TX
9/19/2014	1	Multi-tenanted	MOB	7.80%	15,100	-	Brownsville, TX
8/1/2014	2	Fundamental Healthcare	LTACH/SNF	8.78%	40,000	159	NV, SC
8/1/2014	1	Vibra Healthcare	LTACH	8.75%	58,000	60	Kentfield, CA
Total - Acquisitions					$498,900	2,345

Mortgage Investments
Origination Date	# of Properties	Operator	Property Type	Initial Cash Yield	Total Funded	Location
8/1/2014	1	Vibra Healthcare	LTACH	9.00%	10,000	Springfield, MA
Total - Mortgage Investments					$10,000

(1) All yields quoted are initial cash yield with exception of the medical office building in Brownsville, TX, which is quoted as an NOI yield.

(2) Represents cash price paid rather than GAAP cost basis.

(3) Baylor Scott & White Health became the tenant of the Lakeway Hospital on September 1, 2016. The cash yield to MRT is estimated to be approximately 12.7%, which is derived using MRT's proportionate share of facility base rent plus interest on the intercompany mortgage note and management fees divided by purchase price less the $1.0 million equity contribution from the noncontrolling interest holder. This analysis excludes ground rent received from the on-campus MOB and any general and administrative expenses incurred.

Supplemental Information - Q4 2016	15

MedEquities Realty Trust, Inc.
Glossary

Acute: refers to a disease or condition with a rapid onset and short course.

Acute Care Hospital (“ACH”): general medical and surgical hospitals that provide both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities.

Adjusted Funds From Operations (“AFFO”): AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations.  To calculate AFFO, we further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, non-real estate-related depreciation and amortization (including amortization of lease incentives and tenant allowances), stock based compensation expenses, and any other non-comparable or non-operating items that do not relate to the operating performance of our properties.  To calculate AFFO, we also adjust FFO to remove the effect of straight-line rent revenue, which represents the recognition of net unbilled rental income expected to be collected in future periods of a lease agreement that exceeds the actual contractual rent due periodically from tenants for their use of the leased real estate under each lease. Noncontrolling interest amounts represent adjustments to reflect only our share of straight line rent revenue. Our calculation of AFFO may differ from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Assisted Living Facility (“ALF”): residential care facilities that provide housing, meals, personal care and supportive services to older persons and disabled adults who are unable to live independently. They are intended to be a less costly alternative to more restrictive, institutional settings for individuals who do not require 24-hour nursing supervision.

Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA represents Consolidated EBITDA, as defined below, adjusted further for the effects of acquisition costs, stock-based compensation expense and non-cash write-offs of straight-line rent and accounts receivable.  Both Consolidated EBITDA and Consolidated Adjusted EBITDA are relevant non-GAAP measures broadly used by investors and analysts to evaluate the operating performance of a company and to assess a company’s credit strength, including the ability to service indebtedness. Our calculations of Consolidated EBITDA and Consolidated Adjusted EBITDA may differ from the methodologies used by other companies and, accordingly, our Consolidated EBITDA and Consolidated Adjusted EBITDA may not be comparable to amounts reported by other companies.  Consolidated EBITDA and Consolidated Adjusted EBITDA should not be used as a substitute for any GAAP financial measures for the purpose of evaluating our financial performance, financial position or cash flows.

Consolidated EBITDA: calculated as net income (computed in accordance with GAAP) plus interest expense, taxes, and depreciation and amortization.
EBITDAR: represents earnings from the operator’s financial statements adjusted for non-recurring, infrequent or unusual items and before interest, taxes, depreciation, amortization and rent.

EBITDAR Rent Coverage: represents the operator EBITDAR of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is used.

EBITDARM: represents earnings from the operator’s financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent and management fees.

EBITDARM Rent Coverage: represents the operator EBITDARM of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is used.

Facility-Level Occupancy: Occupancy is calculated by dividing the daily number of beds occupied each day as reported by the operators at their facilities during the period presented by the beds in operations (available) at the facilities for the same period.

Funds From Operations (“FFO”): FFO is a non-GAAP measure used by many investors and analysts that follow the real estate industry. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interest amounts represent adjustments to reflect only our share of depreciation and amortization. We compute FFO in accordance with NAREIT’s definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of real-estate related depreciation and amortization, gains or losses from sales for real estate, including impairments, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. Our calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Gross assets: the carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Inpatient Rehabilitation Facility (“IRF”): facilities that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic and other medical conditions following stabilization of their acute medical issues.

Long-Term Acute Care Hospital (“LTACH”): facilities designed for patients with serious medical problems that require intense, special treatment for an extended period of time (typically at least 25 days), offer more individualized and resource-intensive care than a skilled nursing facility, nursing home or acute rehabilitation facility, and patients are typically transferred to a long-term acute care hospital from the intensive care unit of a traditional hospital.

Supplemental Information - Q4 2016	16

MedEquities Realty Trust, Inc.
Glossary (continued)

Medical Office Building (“MOB”): single-tenant or multi-tenant buildings where doctors, physician practice groups, hospitals, hospital systems or other healthcare providers lease space and are typically located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can include outpatient surgical centers, diagnostic labs, physical therapy providers and physician office space in a single building.

Post-acute: the period of time following acute care, in which the patient continues to require elevated levels of medical treatment.
Q-Mix: Quality mix is presented as non-Medicaid revenue as a percentage of total revenue.

Skilled Nursing Facility (“SNF”): facilities that usually house elderly patients and provide restorative, rehabilitative and nursing care for patients not requiring more extensive and sophisticated treatment that may be available at acute care hospitals or long-term acute care hospitals. They are distinct from and offer a much higher level of care for older adults compared to senior housing facilities. Patients typically enter skilled nursing facilities after hospitalization.

Stabilized Portfolio: as of December 31, 2016, our stabilized, single-tenanted portfolio includes only our 16 stabilized skilled nursing facilities, our two stabilized long-term acute care hospitals, our one stabilized assisted living facility (that is connected to a skilled nursing facility in our portfolio) and our one stabilized inpatient rehabilitation facility. Our non-stabilized, single-tenanted properties as of December 31, 2016 were Lakeway Hospital, Mountain’s Edge Hospital and Mira Vista. We consider a facility to be non-stabilized if it is a newly completed development, is undergoing or has recently undergone a significant addition or renovation, or is being repositioned or transitioned to new operators, but in no event beyond 24 months after the date of classification as non-stabilized.

Supplemental Information - Q4 2016	17